================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           -------------------------

                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 MORGAN STANLEY
--------------------------------------------------------------------------------
        (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                                36-3145972
-------------------------------------------  -----------------------------------
  (State of Incorporation or Organization)    (IRS Employer Identification no.)

      1585 Broadway, New York, New York                     10036
-------------------------------------------  -----------------------------------
  (Address of Principal Executive Offices)                (Zip Code)

If this Form relates to the registration of  If this Form relates to the registration
a class of securities pursuant to Section    of a class of securities pursuant to
12(b) of the Exchange Act and is effective   Section 12(g) of the Exchange Act and is
pursuant to General Instruction A.(c),       effective pursuant to General Instruction
please check the following box. [x]          A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-83616

Securities to be registered pursuant to Section 12(b) of the Act:


           Title of Each Class                 Name of Each Exchange on Which
           to be so Registered                 Each Class is to be Registered
-------------------------------------------  -----------------------------------
Medium-Term Notes, Series C, 8% SPARQS due    THE AMERICAN STOCK EXCHANGE LLC
March 30, 2004

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
-------------------------------------------------------------------------------
                                (Title of Class)


================================================================================

     Item 1. Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is:
"Medium-Term Notes, Series C, 8% Stock Participation Accreting Redemption Quarterly-pay Securities due March 30, 2004 (Mandatorily Exchangeable for Shares of Class A Common Stock of Broadcom Corporation) (the "SPARQS"). A description of the SPARQS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley (the "Registrant") on Form S-3 (Registration No. 333-83616) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated June 11, 2002 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the SPARQS contained in the pricing supplement dated September 23, 2002 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the SPARQS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2. Exhibits.

     The following documents are filed as exhibits hereto:

     4.1  Proposed form of Global Note evidencing the SPARQS.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             MORGAN STANLEY
                                              (Registrant)


Date: September 23, 2002                     By: /s/ Martin M. Cohen
                                                 -------------------------------
                                                 Martin M. Cohen
                                                 Assistant Secretary and Counsel

                               INDEX TO EXHIBITS



Exhibit No.                                                             Page No.

4.1  Proposed form of Global Note evidencing the SPARQS                   A-1

                             FIXED RATE SENIOR NOTE


REGISTERED                                                       REGISTERED
No. FXR                                                          U.S. $
                                                                 CUSIP:


     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                                 MORGAN STANLEY
                   SENIOR GLOBAL MEDIUM-TERM NOTES, SERIES C
                                  (Fixed Rate)

                         STOCK PARTICIPATION ACCRETING
                 REDEMPTION QUARTERLY-PAY SECURITIES ("SPARQS")

                          8% SPARQS DUE MARCH 30, 2004
                            MANDATORILY EXCHANGEABLE
                         FOR SHARES OF COMMON STOCK OF
                              BROADCOM CORPORATION

-----------------------------------------------------------------------------------------------------------------
ORIGINAL ISSUE DATE:          INITIAL REDEMPTION DATE:     INTEREST RATE:   % per      MATURITY DATE:
                                 See "Morgan Stanley          annum (equivalent           See "Maturity Date"
                                 Call Right" below.           to $      per annum         below.
                                                              per SPARQS)
-----------------------------------------------------------------------------------------------------------------
INTEREST ACCRUAL DATE:        INITIAL REDEMPTION           INTEREST PAYMENT            OPTIONAL REPAYMENT
                                 PERCENTAGE: See "Morgan      DATES:                      DATE(S):  N/A
                                 Stanley Call Right" and
                                 "Call Price" below.
-----------------------------------------------------------------------------------------------------------------
SPECIFIED CURRENCY:           ANNUAL REDEMPTION            INTEREST PAYMENT            APPLICABILITY OF
   U.S. Dollars                  PERCENTAGE                   PERIOD: Quarterly           MODIFIED PAYMENT UPON
                                 REDUCTION: N/A                                           ACCELERATION: See
                                                                                          "Alternate Exchange
                                                                                          Calculation in Case of
                                                                                          an Event of Default"
                                                                                          below.
-----------------------------------------------------------------------------------------------------------------
IF SPECIFIED                  REDEMPTION NOTICE PERIOD:    APPLICABILITY OF            If yes, state Issue Price:
   CURRENCY OTHER THAN U.S.      At least 10 days but no      ANNUAL INTEREST             N/A
   DOLLARS, OPTION TO ELECT      more than 30 days.  See      PAYMENTS: N/A
   PAYMENT IN U.S. DOLLARS:      "Morgan Stanley Call
   N/A                           Right" and "Morgan
                                 Stanley Notice Date"
                                 below.
-----------------------------------------------------------------------------------------------------------------
EXCHANGE RATE                 TAX REDEMPTION AND PAYMENT                               ORIGINAL YIELD TO
   AGENT: N/A                    OF ADDITIONAL AMOUNTS:                                   MATURITY: N/A
                                 N/A
-----------------------------------------------------------------------------------------------------------------

OTHER PROVISIONS: See below   If yes, state Initial
                                 Offering Date: N/A
-----------------------------------------------------------------------------------------------------------------

Issue Price................................ $      per each $      principal amount of this
                                            SPARQS


                                     A-2


Maturity Date..............................                 ,  200[],  subject to acceleration
                                            as described below in "Price Event Acceleration,"
                                            "Antidilution Adjustments" and "Alternate Exchange
                                            Calculation in case of an Event of Default," and
                                            subject to extension in accordance with the
                                            following paragraph in the event of a Market
                                            Disruption Event on , 200[].

                                            If the Final Call Notice Date is postponed due to a
                                            Market Disruption Event or otherwise and the Issuer
                                            exercises the Morgan Stanley Call Right, the
                                            Maturity Date shall be postponed so that the
                                            Maturity Date will be the tenth calendar day
                                            following the Final Call Notice Date. See "Final
                                            Call Notice Date" below.

                                            In the event that the Final Call Notice Date is
                                            postponed due to a Market Disruption Event or
                                            otherwise, the Issuer shall give notice of such
                                            postponement as promptly as possible, and in no
                                            case later than two Business Days following the
                                            scheduled Final Call Notice Date, (i) to the holder
                                            of this SPARQS by mailing notice of such
                                            postponement by first class mail, postage prepaid,
                                            to the holder's last address as it shall appear
                                            upon the registry books, (ii) to the Trustee by
                                            telephone or facsimile confirmed by mailing such
                                            notice to the Trustee by first class mail, postage
                                            prepaid, at its New York office and (iii) to The
                                            Depository Trust Company (the "Depositary") by
                                            telephone or facsimile confirmed by mailing such
                                            notice to the Depositary by first class mail,
                                            postage prepaid. Any notice that is mailed in the
                                            manner herein provided shall be conclusively
                                            presumed to have been duly given, whether or not
                                            the holder of this SPARQS receives the notice.
                                            Notice of the date to which the Maturity Date has
                                            been rescheduled as a result of postponement of the
                                            Final Call Notice Date, if applicable, shall be
                                            included in the Issuer's notice of exercise of the
                                            Morgan Stanley Call Right.


Record Date................................ Notwithstanding the definition of "Record Date" on page 19 hereof, the Record Date for each Interest
                                            Payment Date, including the Interest Payment Date
                                            scheduled to occur on the Maturity Date, shall be
                                            the date 5 calendar days prior to such Interest
                                            Payment Date, whether or not that date is a
                                            Business Day; provided, however, that in the event
                                            that the Issuer exercises the Morgan Stanley Call
                                            Right, no Interest Payment Date shall occur after
                                            the


                                             A-3


                                            Morgan Stanley Notice Date, except for any Interest
                                            Payment Date for which the Morgan Stanley Notice
                                            Date falls on or after the "ex-interest" date for
                                            the related interest payment, in which case the
                                            related interest payment shall be made on such
                                            Interest Payment Date; and provided, further, that
                                            accrued but unpaid interest payable on the Call
                                            Date, if any, shall be payable to the person to
                                            whom the Call Price is payable. The "ex-interest"
                                            date for any interest payment is the date on which
                                            purchase transactions in the SPARQS no longer carry
                                            the right to receive such interest payment.

                                            In the event that the Issuer exercises the Morgan
                                            Stanley Call Right and the Morgan Stanley Notice
                                            Date falls before the "ex-interest" date for an
                                            interest payment, so that as a result a scheduled
                                            Interest Payment Date will not occur, the Issuer
                                            shall cause the Calculation Agent to give notice to
                                            the Trustee and to the Depositary, in each case in
                                            the manner and at the time described in the second
                                            and third paragraphs under "Morgan Stanley Call
                                            Right" below, that no Interest Payment Date will
                                            occur after such Morgan Stanley Notice Date.

Denominations.............................. $         and integral multiples thereof

Morgan Stanley Call Right.................. On any scheduled Trading Day on or after        ,
                                            200[ ] or on the Maturity Date, the Issuer may call
                                            the SPARQS, in whole but not in part, for mandatory
                                            exchange for the Call Price paid in cash (together
                                            with accrued but unpaid interest) on the Call Date.

                                            On the Morgan Stanley Notice Date, the Issuer shall
                                            give notice of the Issuer's exercise of the Morgan
                                            Stanley Call Right (i) to the holder of this SPARQS
                                            by mailing notice of such exercise, specifying the
                                            Call Date on which the Issuer shall effect such
                                            exchange, by first class mail, postage prepaid, to
                                            the holder's last address as it shall appear upon
                                            the registry books, (ii) to the Trustee by
                                            telephone or facsimile confirmed by mailing such
                                            notice to the Trustee by first class mail, postage
                                            prepaid, at its New York office and (iii) to the
                                            Depositary in accordance with the applicable
                                            procedures set forth in the Letter of
                                            Representations related to this SPARQS. Any notice
                                            which is mailed in the manner herein provided shall
                                            be conclusively presumed to have been duly given,
                                            whether


                                             A-4


                                            or not the holder of this SPARQS receives the
                                            notice. Failure to give notice by mail or any
                                            defect in the notice to the holder of any SPARQS
                                            shall not affect the validity of the proceedings
                                            for the exercise of the Morgan Stanley Call Right
                                            with respect to any other SPARQS.

                                            The notice of the Issuer's exercise of the Morgan
                                            Stanley Call Right shall specify (i) the Call Date,
                                            (ii) the Call Price payable per SPARQS, (iii) the
                                            amount of accrued but unpaid interest payable per
                                            SPARQS on the Call Date, (iv) whether any
                                            subsequently scheduled Interest Payment Date shall
                                            no longer be an Interest Payment Date as a result
                                            of the exercise of the Morgan Stanley Call Right,
                                            (v) the place or places of payment of such Call
                                            Price, (vi) that such delivery will be made upon
                                            presentation and surrender of this SPARQS, (vii)
                                            that such exchange is pursuant to the Morgan
                                            Stanley Call Right and (viii) if applicable, the
                                            date to which the Maturity Date has been extended
                                            due to a Market Disruption Event as described under
                                            "Maturity Date" above.

                                            The notice of the Issuer's exercise of the Morgan
                                            Stanley Call Right shall be given by the Issuer or,
                                            at the Issuer's request, by the Trustee in the name
                                            and at the expense of the Issuer.

                                            If this SPARQS is so called for mandatory exchange
                                            by the Issuer, then the cash Call Price and any
                                            accrued but unpaid interest on this SPARQS to be
                                            delivered to the holder of this SPARQS shall be
                                            delivered on the Call Date fixed by the Issuer and
                                            set forth in its notice of its exercise of the
                                            Morgan Stanley Call Right, upon delivery of the
                                            SPARQS to the Trustee. The Issuer shall, or shall
                                            cause the Calculation Agent to, deliver such cash
                                            to the Trustee for delivery to the holder of this
                                            SPARQS.

                                            If this SPARQS is not surrendered for exchange on
                                            the Call Date, it shall be deemed to be no longer
                                            Outstanding under, and as defined in, the Senior
                                            Indenture after the Call Date, except with respect
                                            to the holder's right to receive cash due in
                                            connection with the Morgan Stanley Call Right.


                                             A-5


Morgan Stanley Notice Date................. The scheduled Trading Day on which the Issuer issues its notice of mandatory exchange, which must
                                            be at least 10 but not more than 30 days prior to
                                            the Call Date.

Final Call Notice Date.....................            , 200[ ];     provided that if         ,
                                            200[ ] is not a Trading Day or if a Market
                                            Disruption Event occurs on such day, the Final Call
                                            Notice Date will be the immediately succeeding
                                            Trading Day on which no Market Disruption Event
                                            occurs.

Call Date.................................. The day specified in the Issuer's notice of mandatory exchange, on which the Issuer shall
                                            deliver cash to holders of SPARQS for mandatory
                                            exchange, which day may be any scheduled Trading
                                            Day on or after         , 200[ ] or the Maturity Date
                                            (including the Maturity Date as it may be extended
                                            and regardless of whether the Maturity Date is a
                                            scheduled Trading Day). See "Maturity Date" above.

Call Price................................. The Call Price with respect to any Call Date is an
                                            amount of cash per each $           principal
                                            amount of this SPARQS, as calculated by the
                                            Calculation Agent, such that the sum of the present
                                            values of all cash flows on each $
                                            principal amount of this SPARQS to and including
                                            the Call Date (i.e., the Call Price and all of the
                                            interest payments on each SPARQS), discounted to
                                            the Original Issue Date from the applicable payment
                                            date at the Yield to Call rate of   % per annum
                                            computed on the basis of a 360-day year of twelve
                                            30-day months, equals the Issue Price, as
                                            determined by the Calculation Agent.

Exchange at Maturity....................... At maturity, subject to a prior call of this SPARQS for cash in an amount equal to the Call Price by
                                            the Issuer as described under "Morgan Stanley Call
                                            Right" above or any acceleration of the SPARQS,
                                            upon delivery of this SPARQS to the Trustee, each
                                            $          principal amount of this SPARQS shall
                                            be applied by the Issuer as payment for a number of
                                            shares of the common stock of Broadcom Corporation
                                            ("Broadcom Stock") at the Exchange Ratio, and the
                                            Issuer shall deliver with respect to each
                                            $          principal amount of this SPARQS an
                                            amount of Broadcom Stock equal to the Exchange
                                            Ratio.

                                            The amount of Broadcom Stock to be delivered at


                                             A-6


                                            maturity shall be subject to any applicable
                                            adjustments (i) to the Exchange Ratio and (ii) in
                                            the Exchange Property, as defined in paragraph 5
                                            under "Antidilution Adjustments" below, to be
                                            delivered instead of, or in addition to, such
                                            Broadcom Stock as a result of any corporate event
                                            described under "Antidilution Adjustments" below,
                                            in each case, required to be made through the close
                                            of business on the third Trading Day prior to
                                            maturity.

                                            The Issuer shall, or shall cause the Calculation
                                            Agent to, provide written notice to the Trustee at
                                            its New York Office and to the Depositary, on which
                                            notice the Trustee and Depositary may conclusively
                                            rely, on or prior to 10:30 a.m. on the Trading Day
                                            immediately prior to maturity of this SPARQS, of
                                            the amount of Broadcom Stock (or the amount of
                                            Exchange Property) or cash to be delivered with
                                            respect to each $           principal amount of
                                            this SPARQS and of the amount of any cash to be
                                            paid in lieu of any fractional share of Broadcom
                                            Stock (or of any other securities included in
                                            Exchange Property, if applicable); provided that if
                                            the maturity date of this SPARQS is accelerated (x)
                                            because of the consummation of a Reorganization
                                            Event Acceleration (as defined in paragraph 5 of
                                            "Antidilution Adjustments" below) or (y) because of
                                            a Price Event Acceleration (as described under
                                            "Price Event Acceleration" below) or (z) because of
                                            an Event of Default Acceleration (as defined under
                                            "Alternate Exchange Calculation in Case of an Event
                                            of Default" below), the Issuer shall give notice of
                                            such acceleration as promptly as possible, and in
                                            no case later than (A) in the case of a
                                            Reorganization Event Acceleration or an Event of
                                            Default Acceleration, two Trading Days following
                                            such deemed maturity date or (B) in the case of a
                                            Price Event Acceleration, 10:30 a.m. on the Trading
                                            Day immediately prior to the date of acceleration
                                            (as defined under "Price Event Acceleration"
                                            below), (i) to the holder of this SPARQS by mailing
                                            notice of such acceleration by first class mail,
                                            postage prepaid, to the holder's last address as it
                                            shall appear upon the registry books, (ii) to the
                                            Trustee by telephone or facsimile confirmed by
                                            mailing such notice to the Trustee by first class
                                            mail, postage prepaid, at its New York office and
                                            (iii) to the Depositary by telephone or facsimile
                                            confirmed by mailing such notice to the


                                             A-7


                                            Depositary by first class mail, postage prepaid.
                                            Any notice that is mailed in the manner herein
                                            provided shall be conclusively presumed to have
                                            been duly given, whether or not the holder of this
                                            SPARQS receives the notice. If the maturity of this
                                            SPARQS is accelerated, no interest on the amounts
                                            payable with respect to this SPARQS shall accrue
                                            for the period from and after such accelerated
                                            maturity date; provided that the Issuer has
                                            deposited with the Trustee the Broadcom Stock, the
                                            Exchange Property or any cash due with respect to
                                            such acceleration on the accelerated maturity date.

                                            The Issuer shall, or shall cause the Calculation
                                            Agent to, deliver any such shares of Broadcom Stock
                                            (or any Exchange Property) and cash in respect of
                                            interest and any fractional share of Broadcom Stock
                                            (or any Exchange Property) and cash otherwise due
                                            upon any acceleration described above to the
                                            Trustee for delivery to the holder of this Note.
                                            References to payment "per SPARQS" refer to each
                                            $           principal amount of this SPARQS.

                                            If this SPARQS is not surrendered for exchange at
                                            maturity, it shall be deemed to be no longer
                                            Outstanding under, and as defined in, the Senior
                                            Indenture, except with respect to the holder's
                                            right to receive the Broadcom Stock (and, if
                                            applicable, any Exchange Property) or cash due at
                                            maturity.

Price Event Acceleration................... If on any date prior to the third Business Day immediately preceding the Maturity Date the product
                                            of the Market Price per share of Broadcom Stock and
                                            the Exchange Ratio is less than $1.00, the Maturity
                                            Date of this SPARQS shall be deemed to be
                                            accelerated to the third Business Day following
                                            such date (the "date of acceleration"). Upon such
                                            acceleration, the holder of this SPARQS shall
                                            receive per SPARQS on the date of acceleration:

                                              (i) a number of shares of Broadcom Stock at the
                                                  then current Exchange Ratio;

                                             (ii) accrued but unpaid interest on each $
                                                  principal amount of this SPARQS to but
                                                  excluding the date of acceleration; and


                                             A-8


                                            (iii) an amount of cash representing the sum of
                                                  the present values of the remaining scheduled
                                                  payments of interest on each $
                                                  principal amount of this SPARQS (excluding
                                                  the amounts included in clause (ii) above)
                                                  discounted to the date of acceleration based
                                                  on the interpolated U.S. dollar zero swap
                                                  rate, as determined by the Calculation Agent,
                                                  from and including the date of acceleration
                                                  to but excluding each applicable payment
                                                  date, as determined by the Calculation Agent
                                                  as of the date of acceleration. See also
                                                  "Antidilution Adjustments" below.

No Fractional Shares....................... Upon delivery of this SPARQS to the Trustee at maturity, the Issuer shall deliver the aggregate
                                            number of shares of Broadcom Stock due with respect
                                            to this SPARQS, as described above, but the Issuer
                                            shall pay cash in lieu of delivering any fractional
                                            share of Broadcom Stock in an amount equal to the
                                            corresponding fractional Market Price of such
                                            fraction of a share of Broadcom Stock as determined
                                            by the Calculation Agent as of the second scheduled
                                            Trading Day prior to maturity of this SPARQS.

Exchange Ratio............................. .5, subject to adjustment for corporate events relating to Broadcom Corporation ("Broadcom")
                                            described under "Antidilution Adjustments" below.

Market Price............................... If Broadcom Stock (or any other security for which a Market Price must be determined) is listed on a
                                            national securities exchange, is a security of the
                                            Nasdaq National Market or is included in the OTC
                                            Bulletin Board Service ("OTC Bulletin Board")
                                            operated by the National Association of Securities
                                            Dealers, Inc. (the "NASD"), the Market Price for
                                            one share of Broadcom Stock (or one unit of any
                                            such other security) on any Trading Day means (i)
                                            the last reported sale price, regular way, of the
                                            principal trading session on such day on the
                                            principal United States securities exchange
                                            registered under the Securities Exchange Act of
                                            1934, as amended (the "Exchange Act"), on which
                                            Broadcom Stock is listed or admitted to trading
                                            (which may be the Nasdaq National Market if it is
                                            then a national securities exchange) or (ii) if not
                                            listed or admitted to trading on any such
                                            securities exchange or if such last reported sale
                                            price is not obtainable (even if Broadcom Stock is
                                            listed or admitted to trading on such securities
                                            exchange), the last reported


                                             A-9


                                            sale price of the principal trading session on the
                                            over-the-counter market as reported on the Nasdaq
                                            National Market (if it is not then a national
                                            securities exchange) or OTC Bulletin Board on such
                                            day. If the last reported sale price of the
                                            principal trading session is not available pursuant
                                            to clause (i) or (ii) of the preceding sentence
                                            because of a Market Disruption Event or otherwise,
                                            the Market Price for any Trading Day shall be the
                                            mean, as determined by the Calculation Agent, of
                                            the bid prices for Broadcom Stock obtained from as
                                            many dealers in such security, but not exceeding
                                            three, as will make such bid prices available to
                                            the Calculation Agent. Bids of Morgan Stanley & Co.
                                            Incorporated ("MS & Co.") or any of its affiliates
                                            may be included in the calculation of such mean,
                                            but only to the extent that any such bid is the
                                            highest of the bids obtained. A "security of the
                                            Nasdaq National Market" shall include a security
                                            included in any successor to such system, and the
                                            term "OTC Bulletin Board Service" shall include any
                                            successor service thereto.

Trading Day................................ A day, as determined by the Calculation Agent, on which trading is generally conducted on the New
                                            York Stock Exchange, Inc. ("NYSE"), the American
                                            Stock Exchange LLC, the Nasdaq National Market, the
                                            Chicago Mercantile Exchange and the Chicago Board
                                            of Options Exchange and in the over-the-counter
                                            market for equity securities in the United States.

Calculation Agent.......................... MS & Co. and its successors.

                                            All calculations with respect to the Exchange Ratio
                                            and Call Price for the SPARQS shall be rounded to
                                            the nearest one hundred-thousandth, with five
                                            one-millionths rounded upward (e.g., .876545 would
                                            be rounded to .87655); all dollar amounts related
                                            to the Call Price resulting from such calculations
                                            shall be rounded to the nearest ten-thousandth,
                                            with five one hundred-thousandths rounded upward
                                            (e.g., .76545 would be rounded to .7655); and all
                                            dollar amounts paid with respect to the Call Price
                                            on the aggregate number of SPARQS shall be rounded
                                            to the nearest cent, with one-half cent rounded
                                            upward.

                                            All determinations made by the Calculation Agent
                                            will be at the sole discretion of the Calculation
                                            Agent and will, in


                                             A-10


                                            the absence of manifest error, be conclusive for
                                            all purposes and binding on the holder of this
                                            SPARQS and the Issuer.

Antidilution Adjustments................... The Exchange Ratio shall be adjusted as follows:

                                               1. If Broadcom Stock is subject to a stock split
                                            or reverse stock split, then once such split has
                                            become effective, the Exchange Ratio shall be
                                            adjusted to equal the product of the prior Exchange
                                            Ratio and the number of shares issued in such stock
                                            split or reverse stock split with respect to one
                                            share of Broadcom Stock.

                                               2. If Broadcom Stock is subject (i) to a stock
                                            dividend (issuance of additional shares of Broadcom
                                            Stock) that is given ratably to all holders of
                                            shares of Broadcom Stock or (ii) to a distribution
                                            of Broadcom Stock as a result of the triggering of
                                            any provision of the corporate charter of Broadcom,
                                            then once the dividend has become effective and
                                            Broadcom Stock is trading ex-dividend, the Exchange
                                            Ratio shall be adjusted so that the new Exchange
                                            Ratio shall equal the prior Exchange Ratio plus the
                                            product of (i) the number of shares issued with
                                            respect to one share of Broadcom Stock and (ii) the
                                            prior Exchange Ratio.

                                               3. There shall be no adjustments to the Exchange
                                            Ratio to reflect cash dividends or other
                                            distributions paid with respect to Broadcom Stock
                                            other than distributions described in clauses (i),
                                            (iv) and (v) of paragraph 5 below and Extraordinary
                                            Dividends as described below. A cash dividend or
                                            other distribution with respect to Broadcom Stock
                                            shall be deemed to be an "Extraordinary Dividend"
                                            if such dividend or other distribution exceeds the
                                            immediately preceding non-Extraordinary Dividend
                                            for Broadcom Stock by an amount equal to at least
                                            10% of the Market Price of Broadcom Stock (as
                                            adjusted for any subsequent corporate event
                                            requiring an adjustment hereunder, such as a stock
                                            split or reverse stock split) on the Trading Day
                                            preceding the ex-dividend date for the payment of
                                            such Extraordinary Dividend (the "ex-dividend
                                            date"). If an Extraordinary Dividend occurs with
                                            respect to Broadcom Stock, the Exchange Ratio with
                                            respect to Broadcom Stock shall be adjusted on the
                                            ex-dividend date with respect to such Extraordinary


                                             A-11


                                            Dividend so that the new Exchange Ratio shall equal
                                            the product of (i) the then current Exchange Ratio
                                            and (ii) a fraction, the numerator of which is the
                                            Market Price on the Trading Day preceding the
                                            ex-dividend date, and the denominator of which is
                                            the amount by which the Market Price on the Trading
                                            Day preceding the ex-dividend date exceeds the
                                            Extraordinary Dividend Amount. The "Extraordinary
                                            Dividend Amount" with respect to an Extraordinary
                                            Dividend for Broadcom Stock shall equal (i) in the
                                            case of cash dividends or other distributions that
                                            constitute regular dividends, the amount per share
                                            of such Extraordinary Dividend minus the amount per
                                            share of the immediately preceding
                                            non-Extraordinary Dividend for Broadcom Stock or
                                            (ii) in the case of cash dividends or other
                                            distributions that do not constitute regular
                                            dividends, the amount per share of such
                                            Extraordinary Dividend. To the extent an
                                            Extraordinary Dividend is not paid in cash, the
                                            value of the non-cash component shall be determined
                                            by the Calculation Agent, whose determination shall
                                            be conclusive. A distribution on Broadcom Stock
                                            described in clause (i), (iv) or (v) of paragraph 5
                                            below that also constitutes an Extraordinary
                                            Dividend shall cause an adjustment to the Exchange
                                            Ratio pursuant only to clause (i), (iv) or (v) of
                                            paragraph 5, as applicable.

                                               4. If Broadcom issues rights or warrants to all
                                            holders of Broadcom Stock to subscribe for or
                                            purchase Broadcom Stock at an exercise price per
                                            share less than the Market Price of Broadcom Stock
                                            on both (i) the date the exercise price of such
                                            rights or warrants is determined and (ii) the
                                            expiration date of such rights or warrants, and if
                                            the expiration date of such rights or warrants
                                            precedes the maturity of this SPARQS, then the
                                            Exchange Ratio shall be adjusted to equal the
                                            product of the prior Exchange Ratio and a fraction,
                                            the numerator of which shall be the number of
                                            shares of Broadcom Stock outstanding immediately
                                            prior to the issuance of such rights or warrants
                                            plus the number of additional shares of Broadcom
                                            Stock offered for subscription or purchase pursuant
                                            to such rights or warrants and the denominator of
                                            which shall be the number of shares of Broadcom
                                            Stock outstanding immediately prior to the issuance
                                            of such rights or warrants plus the number of
                                            additional shares of Broadcom Stock which the
                                            aggregate offering


                                             A-12


                                            price of the total number of shares of Broadcom
                                            Stock so offered for subscription or purchase
                                            pursuant to such rights or warrants would purchase
                                            at the Market Price on the expiration date of such
                                            rights or warrants, which shall be determined by
                                            multiplying such total number of shares offered by
                                            the exercise price of such rights or warrants and
                                            dividing the product so obtained by such Market
                                            Price.

                                               5. If (i) there occurs any reclassification or
                                            change of Broadcom Stock, including, without
                                            limitation, as a result of the issuance of any
                                            tracking stock by Broadcom, (ii) Broadcom or any
                                            surviving entity or subsequent surviving entity of
                                            Broadcom (a "Broadcom Successor") has been subject
                                            to a merger, combination or consolidation and is
                                            not the surviving entity, (iii) any statutory
                                            exchange of securities of Broadcom or any Broadcom
                                            Successor with another corporation occurs (other
                                            than pursuant to clause (ii) above), (iv) Broadcom
                                            is liquidated, (v) Broadcom issues to all of its
                                            shareholders equity securities of an issuer other
                                            than Broadcom (other than in a transaction
                                            described in clause (ii), (iii) or (iv) above) (a
                                            "Spin-off Event") or (vi) a tender or exchange
                                            offer or going-private transaction is consummated
                                            for all the outstanding shares of Broadcom Stock
                                            (any such event in clauses (i) through (vi), a
                                            "Reorganization Event"), the method of determining
                                            the amount payable upon exchange at maturity for
                                            this SPARQS shall be adjusted to provide that the
                                            holder of this SPARQS shall be entitled to receive
                                            at maturity, in respect of each $         principal
                                            amount of this SPARQS, securities, cash or any
                                            other assets distributed to holders of Broadcom
                                            Stock in or as a result of any such Reorganization
                                            Event, including (i) in the case of the issuance of
                                            tracking stock, the reclassified share of Broadcom
                                            Stock, (ii) in the case of a Spin-off Event, the
                                            share of Broadcom Stock with respect to which the
                                            spun-off security was issued, and (iii) in the case
                                            of any other Reorganization Event where Broadcom
                                            Stock continues to be held by the holders receiving
                                            such distribution, the Broadcom Stock
                                            (collectively, the "Exchange Property"), in an
                                            amount with a value equal to the amount of Exchange
                                            Property delivered with respect to a number of
                                            shares of Broadcom Stock equal to the Exchange
                                            Ratio at the time of the Reorganization Event.
                                            Notwithstanding the above, if the Exchange Property


                                             A-13


                                            received in any such Reorganization Event consists
                                            only of cash, the Maturity Date of this SPARQS
                                            shall be deemed to be accelerated (a
                                            "Reorganization Event Acceleration") to the third
                                            Business Day immediately following the date on
                                            which such cash is distributed to holders of
                                            Broadcom Stock (unless the Issuer exercises or has
                                            exercised the Morgan Stanley Call Right) and the
                                            holder of this SPARQS shall receive for each $
                                            principal amount of this SPARQS on such date of
                                            acceleration in lieu of any Broadcom Stock and as
                                            liquidated damages in full satisfaction of the
                                            Issuer's obligations under this SPARQS the lesser
                                            of (i) the product of (x) the amount of cash
                                            received per share of Broadcom Stock and (y) the
                                            then current Exchange Ratio and (ii) the Call Price
                                            calculated as though the date of acceleration were
                                            the Call Date (but in no event less than the Call
                                            Price for the first Call Date), in each case plus
                                            accrued but unpaid interest to but excluding the
                                            date of acceleration. If Exchange Property consists
                                            of more than one type of property, the holder of
                                            this SPARQS shall receive at maturity a pro rata
                                            share of each such type of Exchange Property. If
                                            Exchange Property includes a cash component, the
                                            holder of this SPARQS will not receive any interest
                                            accrued on such cash component. In the event
                                            Exchange Property consists of securities, those
                                            securities shall, in turn, be subject to the
                                            antidilution adjustments set forth in paragraphs 1
                                            through 5.

                                            For purposes of paragraph 5 above, in the case of a
                                            consummated tender or exchange offer or
                                            going-private transaction involving Exchange
                                            Property of a particular type, Exchange Property
                                            shall be deemed to include the amount of cash or
                                            other property paid by the offeror in the tender or
                                            exchange offer with respect to such Exchange
                                            Property (in an amount determined on the basis of
                                            the rate of exchange in such tender or exchange
                                            offer or going-private transaction). In the event
                                            of a tender or exchange offer or a going-private
                                            transaction with respect to Exchange Property in
                                            which an offeree may elect to receive cash or other
                                            property, Exchange Property shall be deemed to
                                            include the kind and amount of cash and other
                                            property received by offerees who elect to receive
                                            cash.

                                            Following the occurrence of any Reorganization
                                            Event referred to in paragraph 5 above, (i)
                                            references to


                                             A-14


                                            "Broadcom Stock" under "No Fractional Shares,"
                                            "Market Price" and "Market Disruption Event" shall
                                            be deemed to also refer to any other security
                                            received by holders of Broadcom Stock in any such
                                            Reorganization Event, and (ii) all other references
                                            in this SPARQS to "Broadcom Stock" shall be deemed
                                            to refer to the Exchange Property into which this
                                            SPARQS is thereafter exchangeable and references to
                                            a "share" or "shares" of Broadcom Stock shall be
                                            deemed to refer to the applicable unit or units of
                                            such Exchange Property, unless the context
                                            otherwise requires.

                                            No adjustment to the Exchange Ratio shall be
                                            required unless such adjustment would require a
                                            change of at least 0.1% in the Exchange Ratio then
                                            in effect. The Exchange Ratio resulting from any of
                                            the adjustments specified above will be rounded to
                                            the nearest one hundred-thousandth, with five
                                            one-millionths rounded upward. Adjustments to the
                                            Exchange Ratio will be made up to the close of
                                            business on the third Trading Day prior to the
                                            Maturity Date.

                                            No adjustments to the Exchange Ratio or method of
                                            calculating the Exchange Ratio shall be made other
                                            than those specified above. The adjustments
                                            specified above do not cover all events that could
                                            affect the Market Price of Broadcom Stock,
                                            including, without limitation, a partial tender or
                                            exchange offer for Broadcom Stock.

                                            The Calculation Agent shall be solely responsible
                                            for the determination and calculation of any
                                            adjustments to the Exchange Ratio or method of
                                            calculating the Exchange Ratio and of any related
                                            determinations and calculations with respect to any
                                            distributions of stock, other securities or other
                                            property or assets (including cash) in connection
                                            with any corporate event described in paragraph 5
                                            above, and its determinations and calculations with
                                            respect thereto shall be conclusive in the absence
                                            of manifest error.

                                            The Calculation Agent shall provide information as
                                            to any adjustments to the Exchange Ratio or to the
                                            method of calculating the amount payable upon
                                            exchange at maturity of the SPARQS in accordance
                                            with paragraph 5 above upon written request by any
                                            holder of this SPARQS.


                                             A-15


Market Disruption Event.................... "Market Disruption Event" means, with respect to
                                            Broadcom Stock:

                                              (i) a suspension, absence or material limitation
                                              of trading of Broadcom Stock on the primary
                                              market for Broadcom Stock for more than two hours
                                              of trading or during the one-half hour period
                                              preceding the close of the principal trading
                                              session in such market; or a breakdown or failure
                                              in the price and trade reporting systems of the
                                              primary market for Broadcom Stock as a result of
                                              which the reported trading prices for Broadcom
                                              Stock during the last one-half hour preceding the
                                              close of the principal trading session in such
                                              market are materially inaccurate; or the
                                              suspension, absence or material limitation of
                                              trading on the primary market for trading in
                                              options contracts related to Broadcom Stock, if
                                              available, during the one-half hour period
                                              preceding the close of the principal trading
                                              session in the applicable market, in each case as
                                              determined by the Calculation Agent in its sole
                                              discretion; and

                                              (ii) a determination by the Calculation Agent in
                                              its sole discretion that any event described in
                                              clause (i) above materially interfered with the
                                              ability of the Issuer or any of its affiliates to
                                              unwind or adjust all or a material portion of the
                                              hedge with respect to the SPARQS.

                                            For purposes of determining whether a Market
                                            Disruption Event has occurred: (1) a limitation on
                                            the hours or number of days of trading shall not
                                            constitute a Market Disruption Event if it results
                                            from an announced change in the regular business
                                            hours of the relevant exchange, (2) a decision to
                                            permanently discontinue trading in the relevant
                                            options contract shall not constitute a Market
                                            Disruption Event, (3) limitations pursuant to NYSE
                                            Rule 80A (or any applicable rule or regulation
                                            enacted or promulgated by the NYSE, any other
                                            self-regulatory organization or the Securities and
                                            Exchange Commission of scope similar to NYSE Rule
                                            80A as determined by the Calculation Agent) on
                                            trading during significant market fluctuations
                                            shall constitute a suspension, absence or material
                                            limitation of trading, (4) a suspension of trading
                                            in options contracts on Broadcom Stock by the
                                            primary


                                             A-16


                                            securities market trading in such options, if
                                            available, by reason of (x) a price change
                                            exceeding limits set by such securities exchange or
                                            market, (y) an imbalance of orders relating to such
                                            contracts or (z) a disparity in bid and ask quotes
                                            relating to such contracts shall constitute a
                                            suspension, absence or material limitation of
                                            trading in options contracts related to Broadcom
                                            Stock and (5) a suspension, absence or material
                                            limitation of trading on the primary securities
                                            market on which options contracts related to
                                            Broadcom Stock are traded shall not include any
                                            time when such securities market is itself closed
                                            for trading under ordinary circumstances.

Alternate Exchange Calculation
in Case of an Event of Default............. In case an event of default with respect to the
                                            SPARQS shall have occurred and be continuing, the
                                            amount declared due and payable per each $
                                            principal amount of this SPARQS upon any
                                            acceleration of this SPARQS (an "Event of Default
                                            Acceleration") shall be determined by the
                                            Calculation Agent and shall be an amount in cash
                                            equal to the lesser of (i) the product of (x) the
                                            Market Price of Broadcom Stock (and/or the value of
                                            any Exchange Property) as of the date of such
                                            acceleration and (y) the then current Exchange
                                            Ratio and (ii) the Call Price calculated as though
                                            the date of acceleration were the Call Date (but in
                                            no event less than the Call Price for the Call
                                            Date), in each case plus accrued but unpaid
                                            interest to but excluding the date of acceleration;
                                            provided that if the Issuer has called the SPARQS
                                            in accordance with the Morgan Stanley Call Right,
                                            the amount declared due and payable upon any such
                                            acceleration shall be an amount in cash for each $
                                            principal amount of the SPARQS equal to the Call
                                            Price for the Call Date specified in the Issuer's
                                            notice of mandatory exchange, plus accrued but
                                            unpaid interest to but excluding the date of
                                            acceleration.

Treatment of SPARQS for
United States Federal
Income Tax Purposes........................ The Issuer, by its sale of this SPARQS, and the holder of this SPARQS (and any successor holder of
                                            this SPARQS), by its respective purchase hereof,
                                            agree (in the absence of an administrative
                                            determination or judicial ruling to the contrary)
                                            to characterize each $          principal amount
                                            of this SPARQS for all tax purposes as


                                             A-17


                                            an investment unit consisting of (A) a terminable
                                            contract (the "Terminable Forward Contract") that
                                            (i) requires the holder of this SPARQS (subject to
                                            the Morgan Stanley Call Right) to purchase, and the
                                            Issuer to sell, for an amount equal to $
                                            (the "Forward Price"), Broadcom Stock at maturity
                                            and (ii) allows the Issuer, upon exercise of the
                                            Morgan Stanley Call Right, to terminate the
                                            Terminable Forward Contract by returning to such
                                            holder the Deposit (as defined below) and paying to
                                            such holder an amount of cash equal to the
                                            difference between the Deposit and the Call Price
                                            and (B) a deposit with the Issuer of a fixed amount
                                            of cash, equal to the Issue Price per each $
                                            principal amount of this SPARQS, to secure the
                                            holder's obligation to purchase Broadcom Stock
                                            pursuant to the Terminable Forward Contract (the
                                            "Deposit"), which Deposit bears an annual yield of
                                              % per annum.

     Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.), a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the amount of Broadcom Stock (or other Exchange Property), as determined in accordance with the provisions set forth under "Exchange at
Maturity" above, due with respect to the principal sum of U.S. $         (UNITED
STATES DOLLARS           ) on the Maturity Date specified above (except to the
extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date, a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the

Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.



DATED:                                      MORGAN STANLEY


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

TRUSTEE'S CERTIFICATE
   OF AUTHENTICATION

This is one of the Notes referred
   to in the within-mentioned
   Senior Indenture.

JPMORGAN CHASE BANK,
   as Trustee



By:
    -----------------------------
    Authorized Officer

                              REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Amended and Restated Senior Indenture, dated as of May 1, 1999, between the Issuer and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed tothe registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 calendar days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal

Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed for redemption (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption," such redemption price would be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of redemption, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of redemption) (the "Amortized Amount")), if the Issuer determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Initial Offering Date hereof, the Issuer has or will become obligated to pay Additional Amounts (as defined below) with respect to this Note as described below. Prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii) an opinion of independent counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

     Notice of redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on face hereof, which date and the applicable redemption price will be specified in the notice.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," the Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of this Note who is a United States Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, be required to make any payment of Additional Amounts to any such holder for or on account of:

          (a) any such tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States and its possessions, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by the holder of this Note for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

          (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization or a bank receiving interest under Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended;

          (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of this Note;

          (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if such payment can be made without such withholding by any other Paying Agent in a city in Western Europe;

          (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

          (h) any combination of items (a), (b), (c), (d), (e), (f) or (g).

In addition, the Issuer shall not be required to make any payment of Additional Amounts (i) to any such holder where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the agreement reached in the ECOFIN Council meeting of 13 December 2001 or any law implementing or complying with, or introduced in order to conform to, such Directive; or (ii) by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting this Note or the relevant coupon to another Paying Agent in a member state of the European Union. Nor shall Additional Amounts be paid with respect to any payment on this Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

     The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby,
(a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended. Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said

Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated. If any European Union Directive on the taxation of savings implementing the agreement reached in the ECOFIN Council meeting of 13 December 2001 or any law implementing or complying with, or introduced in order to conform to, such Directive is introduced and a Paying Agent has been designated within the European Union, the Issuer will maintain a Paying Agent in a member state of the European Union that will not be obligated to withhold or deduct tax pursuant to any such Directive or law.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     As used herein, the term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

     All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

          EN COM  - as tenants in common
          TEN ENT - as tenants by the entireties
          JT TEN - as joint tenants with right of survivorship and not as tenants in common


        UNIF GIFT MIN ACT -  ____________________ Custodian ____________________
                                  (Minor)                         (Cust)

        Under Uniform Gifts to Minors Act ______________________________________
                                                         (State)

     Additional abbreviations may also be used though not in the above list.

                           -------------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


--------------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.



Dated:______________________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                            OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         (Please print or typewrite name and address of the undersigned)


     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
_____________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): _______________________.



Dated:
      ------------------------------------   -----------------------------------
                                             NOTICE: The signature on this
                                             Option to Elect Repayment must
                                             correspond with the name as written
                                             upon the face of the within
                                             instrument in every particular
                                             without alteration or enlargement.